Filed with the Securities and Exchange Commission on October 17, 2023.

REGISTRATION NO. 333-265032

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

(Exact name of registrant as specified in its charter)

ARIZONA

(State or other jurisdiction of incorporation or organization)

86-0222062

(I.R.S. Employer Identification No.)

8501 IBM Drive, Suite 150, Charlotte, NC 28262-4333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ALFRED AYENSU-GHARTEY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

8501 IBM DRIVE, SUITE 150, CHARLOTTE, NC 28262-4333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses contained herein also relate to Registration Statement No. 333-265032. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (“PEA”) to the Form S-3 Registration Statement No. 333-265032 (“Registration Statement”) of Equitable Financial Life Insurance Company of America (“Equitable America”) is being filed for the purpose of including in the Registration Statement the additions/modifications reflected in the Supplement. Part II has also been updated pursuant to the requirements of Form S-3. The PEA does not amend any other part of the Registration Statement except as specifically noted herein, and incorporates by reference the information contained in Part I of Registration Statement No. 333-265032 declared effective September 21, 2022.

Equitable Financial Life Insurance Company of America

Equitable Financial Life Insurance Company

Supplement dated October 17, 2023 to the current prospectus for Structured Investment Option dated May 1, 2023

Available under the Investment Edge® 21.0 variable deferred and index linked annuity contract

This Supplement modifies certain information in the above-referenced prospectus (the “Prospectus”) offered by Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America (the “Company”). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center at 877-899-3743.

Under the Structured Investment Option, there is a risk of a substantial loss of principal and previously credited interest of up to 60% to 100% depending on the Segment chosen for investment. This risk of loss may be greater in the case of an early withdrawal (including any withdrawal from an Investment Edge® ADV contract to pay advisory fees), surrender, death, or transfer. Withdrawal charges and tax consequences could also apply.

We reserve the right to stop offering the Structured Investment Option. If we do so, you will be limited to investing in other investment options that are not tied to the performance of an index.

Effective November 13, 2023, subject to any state or other approvals, we will begin offering the following new Segment Options and Segment Types: (1) A new Dual Step Up Segment Option (described below); (2) a new Growth Multiplier Segment Option (described below); (3) Additional Standard Segment Types with a -20% and -40% Segment Buffer for 1-year Segment Durations and -20% Segment Buffer for 5-year Segment Durations; (4) Additional Dual Direction Segment Types with a -15% and -20% Segment Buffer for 1-year Segment Durations and a -20% Segment Buffer for 5-year Segment Durations; (5) Additional Step Up Segment Types with a -10% Segment Buffer for 5-year Segment Durations with a minimum Performance Cap Rate of 10%, and a -15% Segment Buffer for 1-year Segment Durations. We also will be offering the following indices with Dual Direction Segment Types with 5-year Segment Durations: Russell 2000 Price Return, MSCI EAFE Price Return, and NASDAQ-100 Price Return.

The following chart lists the current Segment Types (including any new Segment Types added herein):

Segment Option	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
Standard[1]	5 year	-10%; -15%; -20%	10%
	1 year	-10%; -15%; -20%; -40%	2%
DualDirection[2]	5 year	-10%; -15%; -20%	10%
	1 year	-10%; -15%; -20%	2%
StepUp[2]	5 year	-10%	10%
	1 year	-10%; -15%	2%
GrowthMultiplier[3]	5 year	0%	Not applicable[4]
	1 year	0%
DualStep Up2	1 year	-10%; -15%; -20%	2%

1	Indices available: S&P 500 Price Return; Russell 2000® Price Return; MSCI EAFE Price Return; NASDAQ-100 Price Return; MSCI Emerging Markets Price Return (only available with 1 year Segments)
2	Indices available: S&P 500 Price Return; Russell 2000® Price Return; MSCI EAFE Price Return; NASDAQ-100 Price Return
3	Indices available: S&P 500 Price Return
4	Minimum Multiplier Rate is 105%

On a Segment Maturity Date, the highest level of protection is the -40% Segment Buffer and lowest level of protection is the 0% Segment Buffer.

With a 0% Segment Buffer there is no protection from negative index performance and you could lose up to 100% of principal and previously credited interest.

(1) Dual Step Up Segment Option.

We are adding a new Segment Option – Dual Step Up. A Dual Step Up Segment is any Segment belonging to a Segment Type whose name includes “Dual Step Up”. For Dual Step Up Segments the Segment Rate of Return is equal to the Performance Cap Rate if the Index Performance Rate is greater than or equal to the Segment Buffer or the Index Performance Rate subject to the Segment Buffer if the Index Performance Rate is less than the Segment Buffer.

Cat. #800089
IE 21 SIO EFLIC/IE 21 SIO EFLOA NB/In Force	#534724

Dual Step Up Segment example: For the S&P 500 Price Return Index/Dual Step Up/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Dual Step Up/1 year/-10% with a 10% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs equal to or better than the Segment Buffer, your Segment Rate of Return will be 10% for that Segment Duration. This means if the Index performs negatively down to and including -10%, then your Segment Rate of Return will be 10%. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative equal to the percentage loss in the Index which exceeds the Segment Buffer. The Contract Fee will reduce your Segment Rate of Return.

Dual Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Dual Step Up Segments is equal to the Performance Cap Rate for certain lower and negative returns.

The following Dual Step Up Segment Types are being added:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P500 Price Return Index	1 year	-10%; -15%; -20%	2%
Russell2000® Price Return	1 year	-10%; -15%; -20%	2%
MSCIEAFE Price Return	1 year	-10%; -15%; -20%	2%
NASDAQ-100Price Return	1 year	-10%; -15%; -20%	2%

Dual Step Up Segments. For Dual Step Up Segments, the Segment Rate of Return is equal to the Performance Cap Rate unless the Index Performance Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate subject to the Segment Buffer, minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than or equal to the Segment Buffer	equal to the Performance Cap Rate minus the Contract Fee
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Contract Fee

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Please note: Because of the way Segment Rate of Return is calculated for Dual Step Up Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 10.00%, the Segment Buffer is -10% and the Index Performance Rate is -10.00% on the Segment Maturity Date, the Segment Rate of Return would be 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

Dual Step Up Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 10%, and you make no withdrawal from the Segment and a Contract Fee of 1.25% (Investment Edge® Select).

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 8.75% Segment Rate of Return, and your Segment Maturity Value would be $1,087.50. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (8.75%) is equal to the Performance Cap Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($87.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (8.75%).

•	The Segment Maturity Value ($1,087.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($87.50).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 8.75% Segment Rate of Return, and your Segment Maturity Value would be $1,087.50. We reach that amount as follows:

•	The Index Performance Rate (5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (8.75%) is equal to the Performance Cap Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($87.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (8.75%).

•	The Segment Maturity Value ($1,087.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($87.50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 8.75% Segment Rate of Return, and your Segment Maturity Value would be $1,087.50. We reach that amount as follows:

•	The Index Performance Rate (-5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (8.75%) is equal to the Performance Cap Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($87.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (8.75%).

•	The Segment Maturity Value ($1,087.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($87.50).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -6.25% Segment Rate of Return, and your Segment Maturity Value would be $937.50. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -6.25% which is equal to the percentage exceeding the Segment Buffer (-5%) minus the Contract Fee (1.25%).

•	The Segment Return Amount (-$62.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-6.25%).

•	The Segment Maturity Value ($937.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$62.50).

Risk Factors unique to Dual Step Up Segment Types

•	For Dual Step Up Segments, your Segment Rate of Return is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index.

•	Dual Step Up Segments will tend to have a lower Performance Cap Rate than Standard Segments with the same Index, Segment Duration and Segment Buffer.

(2) Growth Multiplier Segment Option

We are adding a new Segment Option – Growth Multiplier. A Growth Multiplier Segment is any Segment belonging to a Segment Type whose name includes “Growth Multiplier”. Growth Multiplier Segments multiply positive Index Performance Rates by a Multiplier Rate to increase the Segment Rate of Return. If the Index Performance Rate is flat (0%) or negative, the Multiplier Rate will not apply, and the Segment Rate of Return will be equal to the flat or negative Index Performance Rate.

Multiplier Rate

The Multiplier Rate applicable to each Growth Multiplier Segment, including the applicable Multiplier Rate for Segments selected on your application may vary and will be preannounced at least one week before the Segment Start Date and can be found at www.equitable.com/ierates. The Multiplier Rate for the same Segment may be higher or lower for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year. The Multiplier Rate is used to increase positive Index Performance Rates as part of the Segment Rate of Return calculation. The Multiplier Rate is only used to calculate the Segment Rate of Return. The Multiplier Rate is not an annual rate of return even if the Segment Duration is longer than one year. The Multiplier Rate will never be less than 105%. We will not open a Segment with a Multiplier Rate below the minimum and the Multiplier Rate will not change during the Segment Duration.

Growth Multiplier Segments do not have a Performance Cap Rate and, therefore, are always uncapped. The Segment Buffer is zero for Growth Multiplier Segments. Accordingly, your Segment Rate of Return will equal any negative Index Performance Rate on a Segment Maturity Date and, therefore, your Segment Maturity Value will decline by the entire amount of the negative index performance.

Please note:

•	Growth Multiplier Segments do not have a Performance Cap Rate (e.g., they are always uncapped).

•	Growth Multiplier Segments do not have any protection against negative Index performance because the Segment Buffer is zero. With a 0% Segment Buffer there is no protection from negative index performance and you could lose up to 100% of principal and previously credited interest.

Growth Multiplier Segment example: For the S&P 500 Price Return Index/Growth Multiplier/5 year/Growth Multiplier Segment Type, a Segment could be established as S&P 500 Price Return Index Growth Multiplier/5 year with an 130% Growth Multiplier. This means that you will participate in the performance of the S&P 500 Price Return Index for five years starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 130% higher than the Index Performance Rate for that segment duration. If the Index Performance Rate is flat (0%) or negative, the Multiplier Rate will not apply and your Segment Rate of Return will equal the flat or negative Index Performance Rate. The Contract Fee will reduce your Segment Rate of Return.

The following Growth Multiplier Segment Types are being added:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate[1]
S&P 500 Price Return	5 year	0%	Not applicable
S&P 500 Price Return	1 year	0%	Not applicable
1	Minimum multiplier rate is 105%

For Growth Multiplier Segments, the Segment Rate of Return is equal to:

•	the Index Performance Rate increased by the applicable Multiplier Rate if the Index Performance Rate is positive or

•	the Index Performance Rate if the Index Performance Rate is flat or negative,

minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is positive	the Index Performance Rate multiplied by the applicable Multiplier Rate minus the Contract Fee
is flat or negative	equal to the Index Performance Rate minus the Contract Fee

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Growth Multiplier Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Growth Multiplier, 1-year Segment with a 110% Multiplier Rate and you make no withdrawal from the Segment and a Contract Fee of 1.25% (Investment Edge® Select).

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 20.75% Segment Rate of Return, and your Segment Maturity Value would be $1,207.50. We reach that amount as follows:

•	The Index Performance Rate is positive, so the Segment Rate of Return (20.75%) is equal to the Index Performance Rate (20%) multiplied by the Multiplier Rate (110%) minus the Contract Fee (1.25%).

•	The Segment Return Amount ($207.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (20.75%).

•	The Segment Maturity Value ($1,207.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($207.50).

If the S&P 500 Price Return Index is 4% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 3.15% Segment Rate of Return, and your Segment Maturity Value would be $1,031.50. We reach that amount as follows:

•	The Index Performance Rate is positive, so the Segment Rate of Return (3.15%) is equal to the Index Performance Rate (4%) multiplied by the Multiplier Rate (110%) minus the Contract Fee (1.25%).

•	The Segment Return Amount ($31.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (3.15%).

•	The Segment Maturity Value ($1,031.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($31.50).

If the S&P 500 Price Return Index is 7% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -8.25% Segment Rate of Return, and your Segment Maturity Value would be $917.50. We reach that amount as follows:

•	The Index Performance Rate is negative, so the Segment Rate of Return (-8.25%) is equal to the Index Performance Rate (-7%) minus the Contract Fee (1.25%).

•	The Segment Return Amount (-$82.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-8.25%).

•	The Segment Maturity Value ($917.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$82.50).

If the S&P 500 Price Return Index is 20% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -21.25% Segment Rate of Return, and your Segment Maturity Value would be $787.50. We reach that amount as follows:

•	The Index Performance Rate is negative, so the Segment Rate of Return (-21.25%) is equal to the Index Performance Rate (-20%) minus the Contract Fee (1.25%).

•	The Segment Return Amount (-$212.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-21.25%).

•	The Segment Maturity Value ($787.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$212.50).

Risk Factors unique to Growth Multiplier Segment Types

•	For Growth Multiplier Segment Types. There is a risk of substantial loss of your principal because you agree to absorb all losses from any negative Index Performance Rate. This means that you could lose up to 100% of your principal and previously credited interest. Each time you roll over your Segment Maturity Value into a new Growth Multiplier Segment you are subject to the same risk of loss. Unlike other Segments, Growth Multiplier Segments do not have any protection against negative index performance because the Segment Buffer is zero.

•	Growth Multiplier Segments will have uncapped performance, but your Segment Rate of Return will be lower than the performance of the securities comprising the index because the index does not include in its return calculation dividends paid on the securities. Your Segment Rate of Return also will never equal the Index Performance Rate because you reduce your Segment Rate of Return by the Contract Fee.

•	The Multiplier Rate can fluctuate on Segment Start Dates similar to how the Performance Cap Rates fluctuate on Standard Segments.

•	We may, in our sole discretion, not offer Growth Multiplier Segments on one or more Segment Start Dates.

Please also note the following changes to the Prospectus:

(A)	The following hereby replaces the table in the “Fee table” section of your Prospectus:

Adjustments for early transfer, withdrawal, surrender or other distribution from a Segment
When calculation is made	Maximum amount that may be lost (1)
	-15% Segment Buffer	-10% Segment Buffer	0% Segment Buffer
Segment Interim Value is applied on transfer, withdrawal, surrender or other distribution from a Segment prior to its Segment Maturity Date	85% of Segment Investment	90% of segment Investment	100% of Segment Investment
Charges we deduct from Segments
	Investment Edge®	Investment Edge® Select	Investment Edge® ADV
Contract Fee(2)	1.00%	1.25%	0%

(B)	The following hereby supplements the information following “Performance Cap Rate” under the “Description of the Structured Investment Option”:

Segment Buffer

All Segment Types Except Growth Multiplier. For all Segment Types other than Growth Multiplier, the Segment Buffer protects you from negative Index performance up to the amount of the Segment Buffer. For example, if the Segment Buffer is -10%, then you would be protected from any decline in the Index that is equal to or less than -10%. However, you will bear the entire risk of loss of principal and previously credited interest for the portion of negative performance that exceeds -10%, which means that with a -10% Segment Buffer you could lose up to 90% of principal and previously credited interest.

Growth Multiplier Segments. Growth Multiplier Segments have a 0% Segment Buffer, and there is no protection from negative Index performance. You could lose up to 100% of principal and previously credited interest.

Current and Guaranteed Rates. The Segment Buffer is currently 0%, -10% , -15%, -20%, or -40%, depending on the Segment chosen. The Segment Buffer will not change throughout the Segment Duration.

(C)	The following hereby supplements the information in “Suspension, Termination and Changes to Segments Types and Indices” under the “Description of the Structured Investment Option”:

In the highly unlikely event we were forced to stop offering new Segments, contract owners would be limited to transferring or contributing to the other investment options described in the variable annuity contract prospectus. You could choose to surrender your contract, but you may be subject to withdrawal charges, taxes, and tax penalties, and if you purchase another retirement vehicle, it may have different features, fees, and risks than your annuity contract. If you are buying the annuity contract for the Structured Investment Option, you should speak to your financial adviser as to whether this product is suitable for you.

(D)	The following hereby replaces the corresponding section under the “Description of the Structured Investment Option”:

Effect of your death on the Structured Investment Option

In general, if you die while your variable annuity contract is in force, it terminates and the applicable death benefit is paid. Once we have received notice of your death and until the death benefit is processed, we will not make any transfers from the Segment Type Holding Account to a Segment. Amounts in the Segment Type Holding Account will be defaulted into the EQ/Money Market variable investment option. If Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

If the contract has active Segments at the time an account value death benefit is paid, we will use the Segment Interim Value calculation to determine the value in the active Segments which could result in a substantial loss of up to 70% to 100% of your principal and previously credited interest in those Segments.

There are various circumstances, however, in which your variable annuity contract can be continued under a Beneficiary continuation option (“BCO”). For more information please see the “Beneficiary continuation option” in your prospectus and “How the Structured Investment Option affects the Beneficiary continuation option”.

(E)	The following hereby supplements the information in “Incorporation of certain documents by reference”:

Equitable Financial Life Insurance Company’s Annual Report on Form 10-K for the period ended December 31, 2022, Equitable Financial’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, and Equitable Financial’s current reports on Form 8-K dated May 17, 2023 (filed with the Securities and Exchange Commission on May 17, 2023) and May 17, 2023 (filed with the Securities and Exchange Commission on May 18, 2023), are considered to be part of this Prospectus because they are incorporated by reference.

Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the period ended December 31, 2022, Equitable America’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, and Equitable America’s current reports on Form 8-K dated May 17, 2023 (filed with the Securities and Exchange Commission on May 17, 2023) and May 17, 2023 (filed with the Securities and Exchange Commission on May 18, 2023), are considered to be part of this Prospectus because they are incorporated by reference.

The Calculation of Filing Fee Tables are considered part of this Prospectus because they are incorporated by reference.

(F)	The following hereby supplements the information in “Appendix: Segment Interim Value — Overview of the Purposes and Impacts of the Calculation — Fair Value of Hypothetical Derivatives”:

For Dual Step Up Segments, we use hypothetical put and binary call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer as well as the potential payout at maturity equal to the Performance Cap Rate.

For Growth Multiplier Segments, we use hypothetical put and call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment.

(G)	The following hereby supplements the information in “Appendix: Segment Interim Value — Overview of the Purposes and Impacts of the Calculation — Fair Value of Hypothetical Derivatives”:

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Dual Step Up Segment and are described in more detail below.

In-the-Money Binary Call Option (strike price equals the index decreased by the Segment Buffer). For Dual Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that the put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Growth Multiplier Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Growth Multiplier Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Growth Multiplier Segments, the potential for gain in an up market is estimated using the value of this hypothetical option. Growth Multiplier Segments use a multiple of this option, specifically the option quantity is multiplied by the Multiplier Rate.

At-the-Money Put Option (strike price equals the index value at Segment inception). The risk of loss in a down market is estimated using the value of this hypothetical option.

•	It is important to note that the put option value will almost always reduce the principal and interest you receive, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

(H)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — Fair Value of Hypothetical Derivatives”:

For each Dual Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Step Up Segments, these are: (1) the In-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Performance Cap Rate while the put option is designed to value the loss below the buffer.

For each Growth Multiplier Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Growth Multiplier Segments, these are (1) At-the-Money Call Option and (2) At-the-Money Put Option. At Segment maturity, these hypothetical options are designated to value enhanced gains in an up market and losses in a down market.

(I)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — Fair Value of Hypothetical Derivatives”:

(1)

In-the-Money Binary Call Option: This is an option to receive the Performance Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the In-the-Money Binary Call Option represents the market value of the potential to receive the Performance Cap Rate on the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Dual Step Up Segments, the Fair Value of Hypothetical Derivatives is equal to (1) minus (2), as defined above.

(1)

At-the-Money Call Option (Growth Multiplier Segments use a multiple of this option, specifically the option quantity is multiplied by the Multiplier Rate): This is an option to buy a position in the relevant Index equal to the Segment Investment multiplied by the Multiplier Rate on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

At-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the Money Put Option represents the market value of the potential to receive an amount equal to the negative return of the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment. The value of the At-the-Money Put option is used to value the potential losses that may be incurred when index return is negative.

For Growth Multiplier Segments, the Fair Value of Hypothetical Derivatives is equal to (1) minus (2), as defined above.

(J)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — (A)(2) Fair Value of Hypothetical Derivatives”:

We determine the fair value of each of the applicable designated hypothetical options for a Dual Step Up or Growth Multiplier Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment maturity (e.g., the estimated ask price).

(K)	The following hereby supplements the information in “Appendix: Segment Interim Value”:

Examples: Segment Interim Value — Dual Step Up Segments (Contract fee of 1.25%)

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	11%	11%
Timeto Maturity (in months)	9	3

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
FairValue of Hypothetical Fixed Instrument	$956.71	$985.36
FairValue of Hypothetical Derivatives	$103.03	$109.02
CapCalculation Factor	$15.00	$5.00
Sumof above	$1,074.74	$1,099.38
SegmentInterim Value	$1,074.74	$1,099.38

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$956.71	$985.36
FairValue of Hypothetical Derivatives	$74.81	$101.29
CapCalculation Factor	$15.00	$5.00
Sumof above	$1,046.52	$1,091.65
SegmentInterim Value	$1,046.52	$1,091.65

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$956.71	$985.36
FairValue of Hypothetical Derivatives	-$3.83	$18.15
CapCalculation Factor	$15.00	$5.00
Sumof above	$967.89	$1,008.50
SegmentInterim Value	$967.89	$1,008.50

Item	1-Year Segment	1-Year Segment

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
FairValue of Hypothetical Fixed Instrument	$956.71	$985.36
FairValue of Hypothetical Derivatives	-$267.95	-$290.02
CapCalculation Factor	$15.00	$5.00
Sumof above	$703.77	$700.34
SegmentInterim Value	$703.77	$700.34

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 25.50% is assumed
(2)	Investment rate is 5.90%.
(3)	Swap rate is 5.40%.
(4)	Skewness of -19 % is assumed.
(5)	Index dividend yield is 1.46% annually.
(6)	Provision for transaction cost of 20 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Dual Step Up Segments (Contract fee of 1.25%)

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	11%	11%
Timeto Maturity (in months)	9	3
AmountWithdrawn[1]	$100	$100

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
SegmentInterim Value[2]	$1,074.74	$1,099.38
PercentWithdrawn[3]	9.30%	9.10%
NewSegment Investment[4]	$906.95	$909.04
NewSegment Interim Value[5]	$974.74	$999.38

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value[2]	$1,046.52	$1,091.65
PercentWithdrawn[3]	9.56%	9.16%
NewSegment Investment[4]	$904.45	$908.40
NewSegment Interim Value[5]	$946.52	$991.65

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value[2]	$967.89	$1,008.50
PercentWithdrawn[3]	10.33%	9.92%
NewSegment Investment[4]	$896.68	$900.84
NewSegment Interim Value[5]	$867.89	$908.50

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
SegmentInterim Value[2]	$703.77	$700.34
PercentWithdrawn[3]	14.21%	14.28%
NewSegment Investment[4]	$857.91	$857.21
NewSegment Interim Value[5]	$603.77	$600.34

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Growth Multiplier Segments (Contract fee of 1.25%)

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
GrowthMultiplier	110%	110%
Timeto Maturity (in months)	9	3

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
FairValue of Hypothetical Fixed Instrument	$960.98	$986.82
FairValue of Hypothetical Derivatives	$461.01	$445.80
CapCalculation Factor	$7.50	$2.50
Sumof above	$1,429.49	$1,435.12
SegmentInterim Value	$1,429.49	$1,435.12
Assuming the change in the Index Value is 15% (for example from 100.00 to 115.00)
FairValue of Hypothetical Fixed Instrument	$960.98	$986.82
FairValue of Hypothetical Derivatives	$189.95	$171.92
CapCalculation Factor	$7.50	$2.50
Sumof above	$1,158.42	$1,161.24
SegmentInterim Value	$1,158.42	$1,161.24

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$960.98	$986.82
FairValue of Hypothetical Derivatives	$136.27	$117.40
CapCalculation Factor	$7.50	$2.50
Sumof above	$1,104.75	$1,106.72
SegmentInterim Value	$1,104.75	$1,106.72

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)
FairValue of Hypothetical Fixed Instrument	$960.98	$986.82
FairValue of Hypothetical Derivatives	-$21.81	-$41.78
CapCalculation Factor	$7.50	$2.50
Sumof above	$946.67	$947.54
SegmentInterim Value	$946.67	$947.54

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)
FairValue of Hypothetical Fixed Instrument	$960.98	$986.82
FairValue of Hypothetical Derivatives	-$123.89	-$142.82
CapCalculation Factor	$7.50	$2.50
Sumof above	$844.58	$846.50
SegmentInterim Value	$844.58	$846.50

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
FairValue of Hypothetical Fixed Instrument	$960.98	$986.82
FairValue of Hypothetical Derivatives	-$372.40	-$391.99
CapCalculation Factor	$7.50	$2.50
Sumof above	$596.08	$597.33
SegmentInterim Value	$596.08	$597.33

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 17.0% is assumed.
(2)	Investment rate corresponding to remainder of Segment term is 4.91%.
(3)	Swap rate corresponding to remainder of Segment term is assumed 5.31%.
(4)	Index dividend yield is 1.46% annually.
(5)	One-half estimated Bid-Ask Spread of 20 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Growth Multiplier Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
GrowthMultiplier	110%	110%
Timeto Maturity (in months)	9	3
AmountWithdrawn[1]	$100	$100

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
SegmentInterim Value[2]	$1,429.49	$1,435.12
PercentWithdrawn[3]	7.00%	6.97%
NewSegment Investment[4]	$930.05	$930.32
NewSegment Interim Value[5]	$1,329.49	$1,335.12

Assuming the change in the Index Value is 15% (for example from 100.00 to 115.00)
SegmentInterim Value[2]	$1,158.42	$1,161.24
PercentWithdrawn[3]	8.63%	8.61%
NewSegment Investment[4]	$913.68	$913.88
NewSegment Interim Value[5]	$1,058.42	$1,061.24

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value[2]	$1,104.75	$1,106.72
PercentWithdrawn[3]	9.05%	9.04%
NewSegment Investment[4]	$909.48	$909.64
NewSegment Interim Value[5]	$1,004.75	$1,006.72

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)
SegmentInterim Value[2]	$946.67	$947.54
PercentWithdrawn[3]	10.56%	10.55%
NewSegment Investment[4]	$894.37	$894.46
NewSegment Interim Value[5]	$846.67	$847.54

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)
SegmentInterim Value[2]	$844.58	$846.50
PercentWithdrawn[3]	11.84%	11.81%
NewSegment Investment[4]	$881.60	$881.87
NewSegment Interim Value[5]	$744.58	$746.50

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
SegmentInterim Value[2]	$596.08	$597.33
PercentWithdrawn[3]	16.78%	16.74%
NewSegment Investment[4]	$832.24	$832.59
NewSegment Interim Value[5]	$496.08	$497.33

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$139,050.00
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000	*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000	*
Engineering fees	N/A
Directors’ and officers’ insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Equitable Financial Life Insurance Company of America (the “Corporation”) provide, in Article VI as follows:

SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and shall indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

The directors and officers of Equitable Financial Life Insurance Company of America are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Endurance Specialty Insurance Company, U.S. Specialty Insurance, ACE, Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company, Ltd.), Aspen Bermuda XS, CNA, AIG, One Beacon, Nationwide, Berkley, Berkshire, SOMPO, Chubb, Markel and ARGO RE Ltd. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

(1)	Underwriting Agreement.

(a)

Wholesale Distribution Agreement dated April 1, 2005, by and between MONY Life Insurance Company of America and MONY Securities Corporation and AXA Distributors, LLC, is incorporated herein by reference to the registration statement on Form S-3 (File No. 333-177419) filed on October 20, 2011.

(1)

Form of the First Amendment dated as of October 1, 2013, to the Whole Distribution Agreement dated as of April 1, 2005, between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 19, 2016.

(2)

Second Amendment dated as of August 1, 2015, to the Wholesale Distributor Agreement dated as of April1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 19, 2016.

(b)

Broker-Dealer and General Agent Sales Agreement by and among Equitable Distributors, LLC and Broker-Dealer and General Agent, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-272919) filed on September 15, 2023.

(c)

Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC. incorporated herein by reference to the registration statement on Form N-4 (File No. 333-05593) filed on April 20, 2005.

(d)

General Agent Sales Agreement dated June 6, 2005, by and between MONY Life Insurance Company of America and AXA Network, LLC. incorporated herein by reference to the registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(1)

First Amendment dated as of August 1, 2006, to General Agent Sales Agreement by and between MONY Life Insurance Company of America and AXA Network incorporated herein by reference to the registration statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

(2)

Second Amendment dated as of April 1, 2008, to General Agent Sales Agreement dated as of April 1, 2008, by and between MONY Life Insurance Company of America and AXA Network, LLC incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(3)

Form of THIRD AMENDMENT to General Agent Sales Agreement dated as of October 1, 2013, by and between MONY LIFE INSURANCE COMPANY OF AMERICA and AXA NETWORK, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 21, 2015.

(4)

Fourth Amendment to General Agent Sales Agreement, dated as of October 1, 2014, by and between MONY LIFE INSURANCE COMPANY OF AMERICA (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-236437) filed on March 14, 2022.

(5)

Fifth Amendment to General Agent Sales Agreement, dated as of June 1, 2015, by and between MONY LIFE INSURANCE COMPANY OF AMERICA (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-207014) on December 23, 2015.

(6)

Sixth Amendment to General Agent Sales Agreement, dated as of August 1, 2015, by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA NETWORK, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-191149) filed on April 19, 2019.

(7)

Seventh Amendment to the General Agent Sales Agreement, dated as of April 1, 2016, is by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-191149) filed on April 19, 2019.

(8)

Eighth Amendment to General Agent Sales Agreement, dated as of November 1, 2019, by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-191149) filed on April 21, 2021.

(9)

Ninth Amendment to General Agent Sales Agreement, dated as of October 1, 2020, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-191149) filed on April 21, 2021.

(10)

Tenth Amendment to General Agent Sales Agreement dated as of September 1, 2021, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248907) filed on April 22, 2022.

(11)

Eleventh Amendment to General Agent Sales Agreement dated as of November 1, 2021, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248907) filed on April 22, 2022.

(e)

Broker-Dealer Distribution and Servicing Agreement, dated June 6, 2005, made by and between MONY Life Insurance Company of America and AXA Advisors, LLC, incorporated herein by reference to post-effective amendment no. 1 to the registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(2)	Not Applicable.

(4)	Form of policy.

a.	Form of Contract 2021BASE1-A-Z (C & ADV-No CWC), incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

b.	Form of Contract 2021BASE1-B-Z (C & ADV-No CWC), incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

c.	Form of Contract 2021BASE2-A-Z (B Share-CWC), incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

d.	Form of Contract 2021BASE2-B-Z (B Share-CWC), incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

e.	Form of Data Pages 2021DPADV-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

f.	Form of Data Pages 2021DPB-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

g.	Form of Data Pages 2021DPC-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

h.	Form of Endorsement 2021CCOBR-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

i.	Form of Endorsement 2021INHIRA-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

j.	Form of Endorsement 2021INHNQ-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

k.	Form of Endorsement 2021INHROTH-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

l.	Form of Endorsement 2021IRA-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

m.	Form of Endorsement 2021NQ-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

n.	Form of Endorsement 2021INQPP-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

o.	Form of Endorsement 2021QPDB-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

p.	Form of Endorsement 2021QPDC-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

q.	Form of Endorsement 2021ROTH-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

r.	Form of Endorsement 2021SEP-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

s.	Form of Rider 2021ROPDB-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

t.	Form of Rider 2021SIO-IE-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

u.	Form of Rider 2021IE-DD-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

v.	Form of TGAP 2021TGAP1-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

w.	Form of TGAP 2021TGAP2-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

x.	Form of TGAP 2021TGAP3-Z, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265032) filed on May 18, 2022.

(5)	Opinion of Counsel, filed herewith.

(8)	Not Applicable.

(12)	Not Applicable

(15)	Not Applicable.

(23)	Consent of independent registered public accounting firm, filed herewith.

(24)	Powers of Attorney, filed herewith.

(25)	Not Applicable.

(26)	Not Applicable.

(Ex-107)      Filing Fees Table, incorporated herein by reference to Registration Statement on Form S-3 (333-265032) filed on September 20, 2022.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 17th day of October, 2023.

Equitable Financial Life Insurance Company of America
(Registrant)

By	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Francis Hondal	Joan Lamm-Tennant	Bertram Scott
Arlene Isaacs-Lowe	Craig MacKay	George Stansfield
Daniel G. Kaye	Mark Pearson	Charles G. T. Stonehill

*By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Attorney-in-Fact
October 17, 2023